Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: secretaryofstate.biz

                                                           Document Number:
                                                           20070549820-07
ARTICLES OF INCORPORATION                                  Filing Date and Time
(PURSUANT TO NRS 78)                                       08/10/2007 12:01 PM
                                                           Entity #
                                                           E0568172007-5

                                                                In the office of
                                                                 /s/ Ross Miller
                                                                     Ross Miller
                                                              Secretary of State
                                                              State of Nevada
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Blue Penguin Enterprises, Inc.

2. Resident Agent             EastBiz.com, Inc.
   Name and Street            Name
   Address:
  (must Street be a           5348 Vegas Drive                     Las Vegas  Nevada   89108
   Nevada address where          Address                             City             Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares             Number of shares                                     Number of shares
   corporation                   with par value: 150,000,000      Par value: 0.0001   without par value:
   authorized                           Cont. pg. 2
   to issue)


4. Names & Addresses,         1. Gabriel Peled
   of Board of                   Name
   Directors/Trustees:
   (attach additional page       Street Address                                 City          State      Zip Code
   if there is more than 3
   directors/trustees         2. Oded Ofarim
                                 Name
                                 Kibutz Givat-Hashlosa                          Israel                    48800
                                 Street Address                                 City          State      Zip Code

                              3.
                                 Name

                                 Street Address                                 City          State      Zip Code

5. Purpose: (optional-
   see instructions)          The purpose of this Corporation shall be:

6. Names, Address             Sherry Williams-Lamb                           /s/ Sherry Williams-Lamb
   and Signature of           Name                                           Signature
   Incorporator.
   (attach additional page    5348 Vegas Drive                               Las Vegas        Nevada       89108
   if there is more than 1    Address                                           City          State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Sherry Williams-Lamb                                         8/10/07
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

Shares Cont.

150,000,000 at $0.0001 par total authorized shares

100,000,000 shares are to be common
50,000,000 shares are top be preferred